Corporate Resource Services Applies for Listing on NASDAQ Exchange

NEW YORK, N.Y. -- (Business Wire) – July 15, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  today announced that has submitted an application for listing on the NASDAQ Capital Market. The company's listing application is subject to review and approval by NASDAQ's listing qualifications department for compliance with all NASDAQ Capital Market standards.

“We are very excited about our application to list on NASDAQ,” said John Messina, Chief Executive Officer of Corporate Resource Services.  “We believe that the move from the over-the-counter market to a national exchange will enhance the trading market for our stock and provide greater liquidity and value for our shareholders. The NASDAQ exchange provides the best trading platform for a company of our size and growth rate. We expect the process will be completed sometime this Summer as NASDAQ reviews our application and we finalize the steps necessary to bring CRS into compliance with all of the listing requirements.”

The NASDAQ OMX Group is the inventor of the electronic exchange. It delivers trading, exchange technology and public company services across six continents and owns and operates 26 markets, including 3 clearinghouses and 5 central securities depositories, supporting equities, options, fixed income, derivatives, commodities, futures and structured products. NASDAQ OMX technology drives marketplaces in 50 developed and emerging countries and powers 1 in 10 of the world's securities transactions. The NASDAQ OMX Group is home to approximately 3,300 listed companies worth $6 trillion in market cap.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380